410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A
News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Highest Second Quarter Revenues on Record

CHICAGO-(March 11, 2026) - Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products, today announced results for its second quarter and first six- months of fiscal year 2026.

	Second Quarter			Year to Date
(in thousands, except per share amounts)	Ended January 31,			Ended January 31,
	2026	2025	Change	2026	2025	Change
Consolidated Results
Net Sales	$117,737	$116,914	1%	$238,223	$244,859	(3)%
Income from Operations *	$15,693	$17,482	(10)%	$32,647	$38,672	(16)%
Net Income	$12,569	$12,921	(3)%	$28,025	$29,297	(4)%
EBITDA †	$21,735	$22,216	(2)%	$45,376	$48,383	(6)%
Diluted EPS - Common	$0.87	$0.89	(2)%	$1.93	$2.01	(4)%
Business to Business
Net Sales	$41,977	$43,416	(3)%	$86,263	$91,831	(6)%
Segment Operating Income	$11,799	$14,322	(18)%	$25,433	$31,432	(19)%
Retail and Wholesale
Net Sales	$75,760	$73,498	3%	$151,960	$153,028	(1)%
Segment Operating Income	$10,772	$11,328	(5)%	$23,171	$24,705	(6)%
* Comprised of Consolidated Operating Income less unallocated corporate expenses.
† Please refer to Reconciliation of Non-GAAP Financial Measures below for a reconciliation of Non-GAAP items to the comparable GAAP measures.
Daniel S. Jaffee, President and Chief Executive Officer, stated, “Second quarter results were consistent with the expectations we set at the end of fiscal year 2025, as we faced another quarter of challenging year-over-year comparisons. Additionally, a severe weather event temporarily disrupted operations at several of our plants and delayed shipments at the end of the quarter, resulting in an expected meaningful shift of revenues into the next reporting period. Even with these headwinds, we delivered the highest second quarter consolidated net sales in our history, boosted by the strength of our agricultural and cat litter businesses. I am incredibly proud of our dedicated teammates who helped us navigate the winter storm and achieve full operational recovery. Our strategic priorities remain firmly on track, as we continue advancing key initiatives across the organization to support long-term growth. Our confidence in our business remains strong and is reflected in the repurchase of over 150,000 shares year-to-date. At this point in time, we are tracking to our annual plan. To the extent we are able continue this trend, we anticipate that we will surpass last year’s annual net income.”

Consolidated Results
In January 2026, the Company was negatively impacted by a severe winter weather event, Winter Storm Fern, which occurred across the southern and eastern regions of the United States. This brought snow, freezing rain, and ice that caused widespread damage and outages.
Emphasizing safety first, the Company temporarily shut down its facilities in affected regions and reduced production. The storm also disrupted Oil-Dri’s supply chain and delayed logistics, making it challenging for customers to pick up and receive orders. The Company’s financial results for the second quarter of fiscal year 2026 were adversely impacted by this storm, which reduced fixed cost absorption and resulted in an expected meaningful delay in recognized revenue. Operations have since been restored.

For the second quarter of fiscal 2026, consolidated net sales were $117.7 million, or a 1% gain over the prior year period, primarily due to favorable product mix. The increase was mainly driven by elevated sales from agricultural products within the Business to Business ("B2B") Products Group, further supported by higher revenues from co-packaged and domestic cat litter and industrial and sports products within the Retail & Wholesale ("R&W") Products Group.

Consolidated gross profit for the second quarter of fiscal year 2026 was $32.3 million, reflecting a 6% decline from the prior year. Gross margins were 27.4% in the second quarter of fiscal year 2026 compared to 29.5% in the same period in fiscal year 2025. A 4% increase in domestic cost of goods sold per ton drove this decrease.

Selling, general and administrative ("SGA") expenses were $16.6 million during the second quarter of fiscal year 2026 compared to $17.0 million last year. This $400,000, or 2%, decline primarily resulted from a lower corporate bonus accrual.

Consolidated income from operations was $15.7 million in the second quarter of fiscal year 2026, or 10% less than the same period in fiscal year 2025. Higher per ton cost of goods sold were partially offset by slightly elevated sales and decreased SG&A expenses.

Total other income, net was $100,000 for the three months ending January 31, 2026, compared to total other expenses, net of $1.2 million in the same period last year. This change resulted from foreign exchange gains and a reduction in estimated landfill modification costs recognized.

During the second quarter of fiscal 2026, income tax expense was $3.2 million, or 3% lower than the prior year.

Consolidated net income for the second quarter of fiscal year 2026 was $12.6 million versus $12.9 million last year. While the year-over-year comparison reflects a 3% decrease, the Company’s performance remained solid.

Cash and cash equivalents for the three month period ending January 31, 2026 totaled $46.9 million compared to $50.5 million at the end of fiscal year 2025. Significant uses of cash during the second quarter of fiscal 2026 include capital investments for manufacturing infrastructure improvements, share repurchases, and dividends.

Product Group Review
The B2B Products Group’s second quarter of fiscal year 2026 revenues were $42.0 million, or 3% less than the prior year. While the Company’s agricultural business experienced significant sales growth, these gains were offset by lower revenues from animal health and fluids purification products. Amlan International, Oil-Dri’s animal health business, reported sales of
$5.3 million during the second quarter of fiscal 2026, or a 32% reduction from the prior year. The decline was driven by decreased volumes following the loss of a distributor’s key customer. However, the Company is pursuing the recovery of this end-user and executing initiatives to expand distribution through both new and existing customers. Revenues from fluids purification products were $25.5 million for the second quarter of fiscal year 2026, down 4% year-over-year, as softer demand for renewable diesel filtration products was partially offset by higher sales of edible oil and jet fuel purification offerings. Oil-Dri’s agricultural business experienced year-over-year topline growth of 23%, generating $11.2 million in sales during the second quarter of fiscal year 2026. This improvement resulted from a favorable product mix, higher prices, and increased demand.

Second quarter of fiscal year 2026 SG&A costs within the B2B Products Group increased by $700,000, or 21%, compared to the same period last year. This increase was primarily driven by planned elevated compensation and consultant costs.

Operating income for the B2B Products Group was $11.8 million in the second quarter of fiscal year 2026 compared to $14.3 million in the same period of fiscal year 2025, reflecting a decrease of 18%.

The R&W Products Group’s second quarter of fiscal year 2026 revenues were $75.8 million, a 3% increase over the prior year, driven by higher sales of co-packaged and domestic cat litter. These gains were in spite of a $2.8 million increase in backlog primarily caused by disruptions from Winter Storm Fern that resulted in an expected delay in recognized revenue. Sales from co-packaged cat litter rose 31% compared to last year, due to the expansion of co-packaged offerings which now include lightweight litter. Domestic cat litter revenues, excluding co-packaged products, totaled $56.0 million for the second quarter of fiscal year 2026, or a 0.5% gain over the prior year period. Increased demand for crystal cat litter products drove this growth, primarily reflecting expanded purchases by an existing key clay litter customer, leveraging the Company’s established relationship. However, total clay litter sales were slightly tempered by heightened promotional activity from competitors and by the aforementioned weather event during the quarter. For the 13-weeks ending January 24, 20261, the lightweight litter segment once again exceeded the overall cat litter category performance, underscoring its importance to the Company’s branded, private label, and co-packaging growth plans. The increasing strength of the lightweight cat litter segment was reflected in the last seven consecutive quarters of year‑over‑year topline growth of Oil‑Dri’s EPA‑approved Cat’s Pride Antibacterial Clumping Litter. Sales of domestic industrial and sports products were $10.2 million for the second quarter of fiscal year 2026, an increase of 4% compared to the second quarter of fiscal year 2025. Pricing actions to offset higher costs supported this growth, though revenues were partially moderated by the weather event.

During the second quarter of fiscal 2026, SG&A expenses within the R&W Products Group increased by $200,000, or 4% higher than the prior year.

Operating income for the R&W Products Group was $10.8 million in the second quarter of fiscal year 2026, down 5% compared to the same period last year.

The Company will host its second quarter of fiscal year 2026 earnings discussion virtually via a live webcast on Thursday, March 12, 2026 at 10:00 a.m. Central Time. Participation details are available on the Company’s website’s Events page.

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“Oil-Dri” and “Amlan” are registered trademarks of Oil-Dri Corporation of America and its subsidiaries.

1Based in part on data reported by NielsenIQ through its Scantrack Service for the Cat Litter Category in the 13-week period ending January 24, 2026, for the U.S. xAOC+Pet Supers market. Copyright © 2026 NielsenIQ.

About Oil-Dri Corporation of America
Oil-Dri Corporation of America is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri is vertically integrated which enables the Company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on management’s current expectations, estimates, forecasts, assumptions and projections about future events, our future performance, the future of our business, our plans and strategies, projections, anticipated trends, the economy and other future developments and their potential effects on us. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and variations of such words and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements, including, but not limited to, those described in our most recent Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures in this press release as supplemental financial metrics. In particular, EBITDA is a non-GAAP financial measure provided herein. We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below.

The non-GAAP financial measures we use may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared and reported in accordance with GAAP. We believe that certain non-GAAP measures may be helpful to investors and others in understanding and evaluating our operating results, and we urge investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included in this release, and not to rely on any single financial measure to evaluate our business.

Contact:
Leslie A. Garber
Director of Investor Relations
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Second Quarter Ended January 31,
	2026	% of Sales	2025	% of Sales
Net Sales	$117,737	100.0%	$116,914	100.0%
Cost of Goods Sold	(85,435)	(72.6)%	(82,466)	(70.5)%
Gross Profit	32,302	27.4%	34,448	29.5%
Selling, General and Administrative Expenses	(16,609)	(14.1)%	(16,966)	(14.5)%
Operating Income	15,693	13.3%	17,482	15.0%
Other Expense, Net	121	0.1%	(1,222)	(1.0)%
Income Before Income Taxes	15,814	13.4%	16,260	13.9%
Income Taxes Expense	(3,245)	(2.8)%	(3,339)	(2.9)%
Net Income	12,569	10.7%	12,921	11.1%

Net Income Per Share: Basic Common	$0.94		$0.95
Basic Class B	$0.70		$0.72
Diluted Common	$0.87		$0.89
Diluted Class B	$0.70		$0.72
Avg Shares Outstanding: Basic Common	9,884		9,895
Basic Class B	4,048		4,004
Diluted Common	13,932		13,899
Diluted Class B	4,048		4,004

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Six Months Ended January 31,
	2026	% of Sales	2025	% of Sales
Net Sales	$238,223	100.0%	$244,859	100.0%
Cost of Goods Sold	(170,426)	(71.5)%	(169,631)	(69.3)%
Gross Profit	67,797	28.5%	75,228	30.7%
Selling, General and Administrative Expenses	(35,150)	(14.8)%	(36,556)	(14.9)%
Income from Operations	32,647	13.7%	38,672	15.8%
Other Income (Expense), Net	841	0.4%	(2,210)	(0.9)%
Income Before Income Taxes	33,488	14.1%	36,462	14.9%
Income Taxes Expense	(5,463)	(2.3)%	(7,165)	(2.9)%
Net Income	28,025	11.8%	29,297	12.0%

Net Income Per Share: Basic Common	$2.07		$2.17
Basic Class B	$1.56		$1.63
Diluted Common	$1.93		$2.01
Diluted Class B	$1.56		$1.63
Avg Shares Outstanding: Basic Common	9,901		9,870
Basic Class B	4,028		3,986
Diluted Common	13,929		13,856
Diluted Class B	4,028		3,986

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
	As of January 31,	As of July 31,
	2026	2025
Current Assets
Cash and Cash Equivalents	$46,933	$50,458
Accounts Receivable, Net	70,180	69,370
Inventories, Net	53,753	51,594
Prepaid Expenses and Other Assets	5,897	5,961
Total Current Assets	176,763	177,383
Property, Plant and Equipment, Net	148,726	149,704
Other Assets	62,638	64,590
Total Assets	$388,127	$391,677

Current Liabilities
Current Maturities of Notes Payable	$1,000	$1,000
Accounts Payable	10,218	16,808
Dividends Payable	2,749	2,444
Other Current Liabilities	37,250	48,935
Total Current Liabilities	51,217	69,187
Noncurrent Liabilities
Long-term debt	38,837	38,817
Other Noncurrent Liabilities	25,623	24,613
Total Noncurrent Liabilities	64,460	63,430
Stockholders' Equity	272,450	259,060
Total Liabilities and Stockholders' Equity	$388,127	$391,677

Book Value Per Share Outstanding	$19.56	$18.66

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Six Months Ended
	January 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$28,025	$29,297
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	11,478	10,817
Increase in Accounts Receivable	(637)	(4,424)
Increase in Inventories	(2,058)	(1,394)
Decrease in Prepaid Expenses	95	1,019
(Decrease) Increase in Accounts Payable	(2,947)	1,989
Decrease in Accrued Expenses	(10,602)	(8,371)
Other	5,081	3,397
Total Adjustments	410	3,033
Net Cash Provided by Operating Activities	28,435	32,330

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(14,817)	(17,806)
Acquisition of Business	—	(115)
Net Cash Used in Investing Activities	(14,817)	(17,921)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Revolving Credit Facility	—	(10,000)
Dividends Paid	(4,877)	(4,194)
Purchases of Treasury Stock	(12,364)	(2,164)
Net Cash Used In Financing Activities	(17,241)	(16,358)

Effect of exchange rate changes on Cash and Cash Equivalents	98	57

Net Decrease in Cash and Cash Equivalents	(3,525)	(1,892)
Cash, Cash Equivalents and Restricted Cash, Beginning of Period	50,458	24,481
Cash, Cash Equivalents and Restricted Cash, End of Period	$46,933	$22,589

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
	Second Quarter		Year to Date
	Ended January 31,		Ended January 31,
	2026	2025	2026	2025
GAAP: Net Income	$12,569	$12,921	$28,025	$29,297
Depreciation and Amortization	$5,673	$5,436	$11,478	$10,817
Interest Expense	$555	$606	$1,111	$1,340
Interest Income	$(307)	$(86)	$(701)	$(236)
Income Tax Expense	$3,245	$3,339	$5,463	$7,165
EBITDA	$21,735	$22,216	$45,376	$48,383